UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.____)

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Filed by a Party other than the Registrant [_]

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First Hartford Corporation
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(Name of Registrant as Specified In Its Charter)

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 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST HARTFORD CORPORATION

P.O. Box 1270

149 Colonial Road

Manchester, CT 06045-1270

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

We will hold the 2012 annual meeting of shareholders (the “Annual Meeting”) of First Hartford Corporation, a Maine corporation (the “Company”), at the Hartford Club – 46 Prospect Street, Hartford, CT on October 25, 2012 at 10:00 a.m. local time.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

  The election of three directors nominated to serve on the Company’s Board of Directors.

  To consider and act on a proposal from shareholder David E. Kaplan requiring the Board of Director to take effective action to assure that the Company makes it required SEC filings in a timely manner and that it includes in its Proxy Statement all of the executive compensation information required by SEC regulations.

  The conduct of other business if properly raised before the Annual Meeting or any adjournments thereof.

The Board of Directors of the Company believes that the election of the director nominees being submitted to the shareholders is in the best interests of the Company and its shareholders and urges you to vote “FOR ALL” of the director nominees.

The Board of Directors has fixed the close of business on September 26, 2012 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

All shareholders are invited to attend the Annual Meeting.  Whether or not you contemplate attending the Annual Meeting, we suggest that you promptly mark, sign and return the enclosed proxy in the accompanying envelope.  In the event that you attend the Annual Meeting, you may vote in person, even if you have returned a proxy.  You may also revoke the proxy that you have submitted at any time before it is exercised by delivering a properly executed, later-dated proxy or a written revocation of your proxy to the Secretary of the Company at any time before the proxies are voted at the Annual Meeting.

Your vote is important.  To vote your shares, please mark, sign, and date the enclosed proxy and promptly mail it to the Company in the enclosed return envelope.

September 26, 2012	By Order of the Board of Directors,
Neil H. Ellis
Chairman and President

PROXY STATEMENT

TO THE EXTENT THAT INFORMATION INCLUDED IN THIS PROXY STATEMENT CONFLICTS WITH INFORMATION INCLUDED IN PART III OF THE COMPANY’S FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2012, THE DISCLOSURES MADE IN THIS PROXY STATEMENT SUPERSEDE THE DISCLOSURES MADE IN PART III OF THE COMPANY’S FORM 10-K FOR SUCH YEAR.

This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of First Hartford Corporation for use at the 2012 annual meeting of shareholders of First Hartford Corporation (the “Annual Meeting”) or any adjournments thereof.  This proxy statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed to shareholders of record on or about            October 4, 2012.   References in this proxy statement to the “Company,” “First Hartford,” “we,” “us,” and “our” refer to First Hartford Corporation.

First Hartford is a Maine corporation founded in 1909.  First Hartford engages in the purchase, development, ownership, management and sale of real estate.

QUESTIONS AND ANSWERS

Questions and answers about these proxy materials and the Annual Meeting are as follows:

Question:	Where and when will the Annual Meeting be held?

Answer:

We will hold the Annual Meeting on October 25, 2012, at 10:00 a.m., local time, at the Hartford Club – 46 Prospect Street, Hartford, CT for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Question:	On what proposals am I being asked to vote?

Answer:	1.	The election of three directors, Neil H. Ellis, Stuart I. Greenwald and David B. Harding, nominated to serve on the Company’s Board of Directors; and

2.

To consider and act on a proposal from shareholder David E. Kaplan requiring the Board of Director to take effective action to assure that the Company makes it required SEC filings in a timely manner and that it includes in its Proxy Statement all of the executive compensation information required by SEC regulations.

	3.	The conduct of other business if properly raised before the Annual Meeting or any adjournments thereof.

Question:	How will my proxy be voted?

Answer:

Shares of our common stock represented by properly executed proxies received in time for the Annual Meeting, unless previously revoked, will be voted at the Annual Meeting as specified by the shareholders on the proxies.  If a proxy is returned without voting instructions on a particular matter, the shares represented will be voted “FOR ALL” of the director nominees.

Question:	Once I send in my proxy, may I revoke it and change my vote?

Answer:	If you give a proxy, you have the power to revoke it at any time before it is voted. You can do so in one of three ways:

First, you can send a written notice to our Secretary at the address given below stating that you would like to revoke your proxy.

Second, you can complete a new proxy card and send it to our Secretary at the address given below stating that you would like to revoke your earlier proxy.

Third, you can attend the Annual Meeting and vote in person.

You should send any written notice or new proxy card to Stuart I. Greenwald, Secretary, First Hartford Corporation, P.O. Box 1270, 149 Colonial Road, Manchester, Connecticut 06045-1270.  You may request a new proxy card by calling Mr. Greenwald at (860) 646-6555.

Question:	Which shareholders will be entitled to receive notice of and vote at the Annual Meeting?

Answer:

Only shareholders of record at the close of business on September 26, 2012, the “record date” will be entitled to receive notice of and vote at the Annual Meeting.  As of the record date, 2,419,302 shares of common stock of the Company were issued and outstanding.  Each share of Company common stock is entitled to one vote on each matter on which holders of Company common stock are entitled to vote.

Question:	What constitutes a quorum for purposes of conducting business at the Annual Meeting?

Answer:

A majority of the outstanding shares of Company common stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order for a quorum to be present.  An abstention and a broker non-vote both count toward the establishment of a quorum.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Question:	What vote is required to approve the matters to be acted upon at the Annual Meeting?

Answer:	A director will be elected by the affirmative vote of a plurality of the votes cast in person or by proxy in the election at the Annual Meeting whether in person or by proxy.

The affirmative vote of a majority of the shares of common stock voted in person or by proxy and entitled to vote at the annual meeting is required to approve the Kaplan shareholder proposal described in this proxy statement.

Question:	What will be the effect of abstentions and broker non-votes have on the vote on the matters to be acted upon at the Annual Meeting?

Answer:	Abstentions and broker non-votes will have no effect on the election of directors or on approval of the Kaplan proposal.

Question:	Who will solicit proxies for the Annual Meeting and who will bear the cost of such solicitation?

Answer:

The Board of Directors may solicit proxies, the form of which is enclosed, for the Annual Meeting.  The cost of any solicitation will be borne by the Company.  Our officers, directors or regular employees may communicate with shareholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting proxies but will receive no additional compensation for such solicitations.  We and our authorized agents will request brokers or other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by these persons and will reimburse their reasonable out-of-pocket expenses in forwarding the material.

Question:	Will a copy of this year’s Annual Report be sent to me?

Answer:	Copies of our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 are being delivered to shareholders together with this proxy statement.

Question:	Does the Company expect representation of its independent registered public accounting firm to be present and available to answer questions at the Annual Meeting?

Answer:

Representatives of our auditors, J.H. Cohn LLP are not expected to be present at our Annual Meeting and thus will not have an opportunity to make a statement there.  The Company believes that J.H. Cohn LLP’s presence is not required as they are expected to be available to respond to appropriate questions submitted in writing to Mr. Greenwald prior to or at the Annual Meeting.

ITEM 1 - ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to vote the shares represented by such proxy “FOR ALL” of the director nominees listed below to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.

The number of nominees was determined by the Board of Directors pursuant to the Company’s Bylaws.  The Company has no reason to believe that any of the nominee will become unavailable to serve as directors for any reason before this year’s Annual Meeting.  If, for any reason, any nominees for director is unable or unavailable to serve or for good cause will not serve, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the size of the Board may be reduced.

Certain information regarding each nominee is set forth in the table and text below.  The number of shares, if any, beneficially owned by each nominee is listed below under “Security Ownership of Certain Beneficial Owners and Management.”

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth:  (i) the names and ages of the nominees for election to director; (ii) the other positions and offices presently held by such persons with the Company; (iii) the period during which such persons have served on the Board of Directors of the Company; (iv) the expiration of each director’s term as director; and (v) the principal occupations and employment of the persons.  Additional biographical information for each person follows the tables.  Each nominee has consented to being named in this proxy statement as a nominee for election as director and has agreed to serve if elected.  There are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominee was or is to be selected as such.

Nominees for Election at 2012 Annual Meeting

Name	Age	Position	Expiration of Term	Period of Board Service	Period of Service as Executive Officer
Neil H. Ellis	84	Chairman and President	2012	1966 - Present	1968 - Present
Stuart I. Greenwald	70	Treasurer and Secretary	2012	1980 - Present	1978 - Present
David B. Harding	67	Vice President	2012	1998 - Present	1992 - Present

Directors

Set forth below are the names of and certain biographical information regarding the directors of the Company.

Neil H. Ellis has been President of First Hartford since 1968 and Chairman of First Hartford since 1966.  Mr. Ellis also serves as President and a director of Green Manor Corporation, a holding company owned by Mr. Ellis and his wife, and as a Vice President of Journal Publishing Company, Inc., a corporation that publishes a newspaper in New England, which is owned by Green Manor Corporation.  Mr. Ellis also serves as a director of the Gerald P. Murphy Cancer Foundation and a trustee of the Jonathan G. Ellis Leukemia Foundation.

Stuart I. Greenwald has been Treasurer of First Hartford since 1978 and also holds the position of Secretary.  Mr. Greenwald has been a member of the Board of Directors since 1980.  Prior to coming to First Hartford, Mr. Greenwald practiced as a Certified Public Accountant for a national accounting firm in New York City.

David B. Harding is a graduate of Harvard Business School and has been a Vice President of First Hartford since 1992.  Previously, he was the President of Richmond Realty, a real estate management company.  His prior experience includes being a bank loan officer in the real estate department as well as working for a national syndicator of operating properties.

Although the Company does not have an Independent Audit Committee both Mr. Greenwald and Mr. Harding bring to the Board, the background and experience of people who would otherwise be eligible to be on the Audit Committee.

The Board does not have a policy with regard of diversity in identifying nominees for Directors.

Recommendation and Vote Required

A director will be elected by the affirmative vote of a plurality of the votes cast in person or by proxy in the election at the Annual Meeting.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board Composition and Committee Memberships

The Board of Directors is composed of Neil H. Ellis, Stuart I. Greenwald and David B. Harding.  There are no standing committees of the Board of Directors; the Board of Directors in its entirety performs such functions as would otherwise be performed by an audit committee, compensation committee and nominating and corporate governance committee.

Director Independence

The Board of Directors has determined that none of the director nominees, each of whom currently serves on the Board, is either “independent” either within the meaning of The NASDAQ Stock Market (“Nasdaq”) independence standards or for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to audit committees.

Meetings of the Board of Directors

Our Board of Directors convened once during the fiscal year ended April 30, 2012.  All three directors attended.  Additionally, the three directors attended our last Annual Meeting of Shareholders.

The Board of Directors does not have a standing audit, compensation or nominating and corporate governance committee, or committees performing similar functions.  The Board of Directors does not believe a standing nominating and corporate governance committee is necessary because the full Board of Directors currently participates in the consideration of director nominees.  The Board of Directors does not have a charter with respect to the duties it fulfills in its nominating capacity.  Messrs. Ellis, Greenwald and Harding are members of our management and Mr. Ellis has various business relationships with First Hartford described under “Certain Relationships and Related Transactions.

Mr. Ellis is both CEO and Chairman of Board of Directors.  It is not feasible at this time given the ownership, economics and size of the Company that an Independent Chairman be appointed.  In the event that, if and when Mr. Ellis chooses to retire, the issue will be visited.

Selection of Director Candidates

The Board of Directors will give consideration to director candidates recommended by shareholders in accordance with the procedures described under “Shareholder Proposals” on page 12.  When considering nominations for membership on the Board, whether submitted by shareholders or otherwise, the Board of Directors will seek to identify persons who have the highest capabilities, judgment and ethical standards and who have an understanding of our business.

Shareholder Communications with our Board of Directors

The Board of Directors has implemented a process by which shareholders may communicate with our Board of Directors.  Shareholders may communicate with any of our directors by writing to them c/o First Hartford Corporation, P.O. Box 1270, 149 Colonial Road, Manchester, Connecticut 06045-1270.

Audit Committee

The Company does not have an audit committee or an audit committee charter; accordingly, the entire Board of Directors performs the functions described in the audit committee report set forth below.  Mr. Ellis, Mr. Greenwald, and Mr. Harding are members of our management, and Mr. Ellis has various business relationships with First Hartford described under “Certain Relationships and Related Transactions” on page 6.  Thus, none of the members of the Board of Directors meet the criteria for independence established by Nasdaq or other self-regulatory organizations.  The Company does not otherwise meet the eligibility requirements for listing on Nasdaq or other self-regulatory organizations.

The Board has not determined whether any member of the Board of Directors qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Audit Committee Report

The Board of Directors has:

(a)	reviewed and discussed our audited financial statements;

(b)	discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(c)	received the written disclosures and the letter from our auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence and discussed the independence of our auditors with our independent auditors.

Based on the review and discussions described above, the Board of Directors approved the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2012.

The Board of Directors
Neil H. Ellis (Chairman)
Stuart I. Greenwald
David B. Harding

Compensation Committee

The Company does not have a separately designated compensation committee or a compensation committee charter because it believes that, in a company of its size with no independent Directors, it is most appropriate for the full Board to serve this function.  Each member of the Board was a named executive officer of the Company during the fiscal year ended April 30, 2012.  From time to time the Board has engaged a compensation consultant to advise it with regard to compensation matters.  No compensation consultant was engaged by the Board in connection with compensation matters for the fiscal year ended April 30, 2012.

Compensation Committee Interlocks and Insider Participation

Because the Company has no compensation committee, the entire Board of Directors performs the functions that would otherwise be performed by a compensation committee.  The members of the Board are Messrs. Ellis, Greenwald and Harding, each of whom was an officer of the Company during the fiscal year ended April 30, 2012.  During such fiscal year, Mr. Ellis (who served as our Chairman and President), Mr. Greenwald (who served as our Treasurer and Secretary) and Mr. Harding (who served as our Vice President) each participated in the Company's deliberations regarding executive compensation.  Mr. Ellis is the President and a director of Green Manor Corporation and has various business relationships with First Hartford described under “Certain Relationships and Related Transactions”.

Certain Relationships and Related Transactions

(a)          Parkade Center Inc. (a wholly owned subsidiary of First Hartford Corporation) has a 1.99% interest in Hartford Lubbock Parkade LP, a partnership, which owns a shopping center in Lubbock, Texas. Lubbock Parkade Inc., a wholly owned subsidiary of Journal Publishing Inc. owns 98.01% of the Partnership. Journal Publishing Inc. which is owned by Green Manor Corporation, which in turn is owned by Neil Ellis, the president and chairman of First Hartford Corporation, and his wife Elizabeth. First Hartford Realty Corporation manages the property and receives a 4% management fee, which is the industry norm for such services.

For the year ended April 30, 2012, Parkade Center Inc. and First Hartford Realty Corporation were paid the following by First Hartford Lubbock Parkade LP:

Management Fee (at 4%)	$63,827
Miscellaneous Services	$5,280

For the year ended April 30, 2012, Parkade Center Inc. received distributions of $4,294 and Lubbock Parkade Inc. received distributions in that period of $211,087 from Hartford Lubbock Parkade LP.

Principal Accountant Fees and Services

The Company dismissed CCR LLP on April 29, 2011 and engaged J.H. Cohn LLP on April 29, 2011.  Set forth below is a summary of the fees paid to J.H. Cohn for the fiscal year ended April 30, 2012 and 2011.

	2012	2011
Audit Fees (1)	$98,750	$80,000
Audit Related Fees (2)	37,500	37,500
Tax Fees (3)	-0-	-0-
All Other Fees (4)	15,000	-0-

(1)  Includes fees for the audit of the Company’s annual financial statements included in its Annual Report on Form 10-K and the reviews of its interim condensed financial statements included in its Quarterly Report on Form 10-Q.

(2)  Includes fees for audit of financial statements of certain entities which are included in the Company’s Annual Report on Form 10-K.

(3)  No tax services are rendered.

(4)  Includes fees for research matters.

Audit Committee Pre-Approval Procedures

Because the Company has no separately designated audit committee, the functions of an audit committee are performed by the entire Board of Directors.  The Board has not adopted a formal policy, but follows a standard practice, concerning the pre-approval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm.  The practice requires that all services to be performed by the Company’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Board of Directors.  The Company’s independent registered public accounting firm submits an engagement letter to the Board outlining the services it proposes to perform, and the letter is signed and agreed to by Messrs. Ellis and Greenwald.  At subsequent Board of Directors meetings, the Board of Directors may receive updates on services being provided by the independent registered public accounting firm.  Since May 6, 2003, the effective date of the SEC rule applicable to services being provided by the independent accountants, each new engagement of the Company’s independent registered public accounting firm was approved in advance by the Board of Directors.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-sation	Non-qualified Deferred Compen-sation Earnings	All Other Compen-sation	Total

Neil H. Ellis Director and President (CEO)	2012	$251,053	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$251,053
	2011	$251,053	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$251,053
Stuart I. Greenwald Director, Treasurer and Secretary	2012	$150,000	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$4,500	$154,500
	2011	$150,000	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$4,500	$154,500
David B. Harding Director and Vice President	2012	$176,053	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$5,250	$181,303
	2011	$176,053	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$- 0 -	$5,250	$181,303

STOCK OPTIONS

The Company has a stock option plan which was approved and ratified by the shareholders of the Company. The Company does not have a formal schedule for issuing options. In the last 25 years, the Company awarded an aggregate of 250,000 options in increments of 50,000 options each to five long term employees; such options were awarded in February 2004. Mr. Harding and Mr. Greenwald were among those employees. The options fully vested in February of 2006 and expire February 11, 2014. These options have never been repriced.  Mr. Ellis does not hold any options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards					Stock Awards
Name	Number of Securities Under-lying Un-exercised Options (#) Exercis-able	Number of Securities Under-lying Unexer-cised Options (#) Unex-ercisable	Equity Incentive Plan Awards: Number of Securities Underly-ing Unexer-cised Unearned Options (#)	Option Exercise Price ($)	Option Expira-tion Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stuart I Greenwald	50,000	0	0	1.10	2/11/14	0	0	0	0
David B. Harding	50,000	0	0	1.10	2/11/14	0	0	0	0
Other employees	150,000	0	0	1.10	2/11/14	0	0	0	0

BENEFITS AND PERQUISITES

Medical

All employees, including the named executive officers, working over 30 hours a week are entitled to Company paid for medical insurance of which the employee pays $59 a week for family coverage, $41 a week for employee and spouse coverage and $23 a week for employee coverage.

Mr. Ellis has opted out of the Company plan and is covered by Medicare.

Disability

All employees, including the named executive officers, are covered up to 60% of wages up to $6,000 monthly.

Management Employees, as defined by the Company, and including named executive officers, will be paid for all sick time up to three months unless extended by the Board of Directors.  In the event that it is extended beyond six months, the Company will pay the difference between full pay and Long Term Disability benefits.

10

Life Insurance

Each employee of First Hartford, including the named executive officers, is eligible to receive life insurance that, in the event of such employee’s death, will provide proceeds of two times the annual salary of each employee until such employee reaches the age of 70.  At the age of 70, the amount of life insurance proceeds each employee is entitled to receive upon his or her death is equal to one times such employee’s annual salary.

Automobiles

To assist management of the Company in carrying out its responsibilities and to improve job performance, the Company provides all of its named executive officers with automobiles.  The Company cannot specifically or precisely ascertain the amount of personal benefit, if any, derived by those officers from such automobiles.  However, after reasonable inquiry, the Company has concluded that the amount of any such personal benefit is immaterial and does not in any event exceed $10,000 to any officer.  No provision has therefore been disclosed in the Summary Compensation Table for any such benefit.

GRANT OF PLAN-BASED AWARDS DURING THE FISCAL YEAR ENDED

APRIL 30, 2012

None of the Company’s named executive officers received a grant of plan-based compensation during the 2012 fiscal year ended April 30, 2012.

OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL YEAR ENDED APRIL 30, 2012

No outstanding stock option awards were exercised by the Company’s named executive officers during the 2010 fiscal year ended April 30, 2012.  None of the Company’s named executive officers has any other outstanding unvested stock award.

PENSION BENEFITS FOR THE FISCAL YEAR ENDED APRIL 30, 2012

The Company no longer maintains a defined benefit pension plan.

NONQUALIFIED DEFERRED COMPENSATION

FOR THE FISCAL YEAR ENDED APRIL 30, 2012

The Company does not provide any of the named executive officers with the right to participate in a plan that provides for deferred compensation on a basis that is not tax-qualified.

Each employee of First Hartford may participate in the First Hartford IRA, a tax-qualified defined contribution plan, pursuant to which First Hartford will match up to 3% of each employee’s annual salary.  Mr. Ellis has never participated in this plan.  Mr. Greenwald and Mr. Harding received Company matching contributions for the fiscal years ended April 30, 2012 and 2011, as reflected in the “All Other Compensation” column of the Summary Compensation Table above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

                The Company does not have employment agreements with any of our named executive officers and does not maintain a severance policy or arrangement that provides for payments to any named executive officer in the event of a termination of employment or a change in control of the Company.  As a result, none of our named executive officers would have been entitled to any payments or other benefits if a termination or change in control event had occurred on the last business day of the Company’s fiscal year ended April 30, 2012.

DIRECTOR COMPENSATION

The Company’s Board of Directors is comprised of Neil H. Ellis, Stuart I. Greenwald, and David B. Harding, each of whom also is a named executive officer of the Company.  No separate fees are paid to directors for serving on the Board of Directors, and during the fiscal year ended April 30, 2011, directors did not receive any compensation for their service in such capacity.  The compensation received by Messrs. Ellis, Greenwald, and Harding for their service as employees of the Company during the fiscal year ended April 30, 2012 is shown in the Summary Compensation Table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Company common stock as of September 26, 2012, the record date, by each director nominee, by the Company’s named executive officers, by all directors and executive officers as a group, and by any individual or group owning more than 5% of Company common stock.  Except as set forth in the table below, the Company knows of no person or group that beneficially owns 5% or more of the Company common stock.  Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of Company common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Stock (2)

Neil H. Ellis (3)	1,353,876 (4)	56.0%

John Filippelli 85 Pawling Lake Pawling, NY 12564	307,706 (5)	12.7%

Joel Lehrer P.O. Box 825 Keyport, NJ 07735	200,000 (6)	8.3%

Stuart I. Greenwald (3)	50,000	2.0%

David B. Harding (3)	50,000	2.0%

All directors and executive officers as a group (3 persons)	1,453,876 (7)	60.0%

____________________

(1)

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in SEC regulations and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares voting or dispositive power.  Beneficial ownership may be disclaimed as to some of the shares.  A person is also deemed to beneficially own shares of Company common stock which such person does not own but has a right to acquire presently or within sixty days after November 5, 2012.

(2)

Percent of class calculation based on 2,419,302 shares outstanding as of September 26, 2012 the record date, plus, solely in the case of persons who own exercisable options, the shares which may be obtained upon the exercise of such options.

(3)	All correspondence to Messrs. Ellis, Greenwald and Harding may be sent care of the Company to its principal executive office at P.O. Box 1270, 149 Colonial Road, Manchester, Connecticut 06045-1270.
(4)

Includes:  416,483 shares of Company common stock owned by Green Manor Corporation, a corporation that is wholly owned by Mr. and Mrs. Ellis; 17,693 shares of Company common stock owned beneficially and of record by Mr. Ellis’ wife; and 53,412 shares of Company common stock held as Trustee of a Trust for Mr. Ellis’ daughters with respect to which Mr. Ellis disclaims beneficial ownership.  Excludes 14,250 shares of Company common stock held as Trustee for the Jonathan G. Ellis Leukemia Foundation (a charitable foundation).

(5)

Based on a Schedule 13G/A jointly filed by John Filippelli and Barbara K. Filippelli with the SEC on February 8, 2012.  Includes 204,693 shares and over which Mr. and Ms. Filippelli share voting and dispositive power; 64,663 shares are owned solely by Mr. Filippelli and 38,350 shares are owned solely by Ms. Filippelli.

(6)	Based on a Schedule 13G filed by Joel Lehrer with the SEC on February 11, 2010.
(7)	Includes options to purchase 50,000 shares of Company common stock held by each of Messrs. Greenwald and Harding, all of which are currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Company’s equity securities on Forms 4 and 5.  The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).  Based solely upon a review of such forms actually furnished to the Company, and written representations of certain of the Company’s directors and executive officers that no forms were required to be filed, the Company believes that during fiscal year 2012, all directors, executive officers and 10% shareholders of the Company have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act. Except for the following: During the fiscal year, Mr. Ellis filed a Form 4 on four (4) occasions. On May 19, 2011, he filed a Form 4 reporting a purchase of 15 shares on April 25, 2011, resulting in a late report; on June 23, 2011 he filed a Form 4 reporting a purchase of 75 shares on May 19, 2011, 500 shares on June 16, 2011 and 1,000 shares on June 20, 2011, resulting in a late report; on July 6, 2011, he filed a Form 4 reporting a purchase of 1,000 shares on June 29, 2011, resulting in a late report; and on July 18, 2011, he filed a Form 4 reporting a purchase of 1,000 shares on July 6, 2011, resulting in a late report. Mr. Filippelli filed a Form 5 for 2011 due by May 14, 2011 late on February 8, 2012 and Mrs. Filippelli filed a Form 3 late on March 19, 2012 for a January 30, 2012 event.

CERTAIN LEGAL PROCEEDINGS

In connection with a court order in the litigation styled Kaplan vs. First Hartford Corporation and Neil Ellis, the Company purchased 591,254 shares of common stock beneficially owned by Richard E. Kaplan on November 29, 2010. Under the terms set by the court, the Company made a cash payment of $500,000 and issued a secured note for $2,879,407. The note is payable in quarterly installments of $146,184 (interest of 5.92% included) through November 15, 2015. The accrual for this matter was recorded prior to May 1, 2009. In addition, the Company was also required to pay “pre-judgment interest” from September 13, 2005 through November 29, 2010 of approximately $767,831 which is due upon the final quarterly payment of $146,184. Such interest has been accrued as the litigation proceeded. The quarterly payments have been made as required by the court order.  The Company has pledged the aforementioned 591,254 shares of repurchased common stock and a security interest in certain of the Company’s other assets as collateral. On December 16, 2011, Mr. Kaplan filed a suit to recover approximately $140,000 in legal fees. This suit was settled with a $65,000 payment in February 2012.

SHAREHOLDER PROPOSAL

David E. Kaplan, P.O. Box 537, Manchester, Connecticut 06045, who is the owner of $56,151 of common stock of the Company has submitted the proposal described below for inclusion in this Proxy Statement.

     “Resolved, that the Shareholders of First Hartford Corporation hereby request the Board of Directors to take effective action to assure that the Company makes its required SEC filings in a timely matter and that it includes in its Proxy Statements all of the Executive Compensation Information by SEC regulations.”

Reasons:

        The Company’s 10-K annual report and 10-Q quarterly reports provide important information to shareholders and potential investors.  It has been more than 5 years since the Company has filed any annual or quarterly reports on time.  Instead, it has become the Company’s practice to file a notice saying it will make its annual filing no more tan 15 days late, or its quarterly filing no more than 5 days late.  More often than not, during the past 5 years, the Company’s filings have  been even later that that. In fact, this year the Company was more than 3 months late in filing its 2011 10-K Annual Report; and its 10-Q quarterly report for the quarter ended July 31, 2011 will be filed at least 7 weeks late.  Also, for the past several years, the Company’s proxy statements have not included 3 years of Executive Compensation Information as required by SEC Rules. The Company’s quarterly and annual reports include information of importance to shareholders.  Shareholders deserve to have that information on time, not weeks or months late.  Including all required Executive Compensation Information in the Company’s proxy statements is also important to shareholders, and would not be burdensome for the Company.  The Company’s disregard for its SEC reporting requirements is inexcusable and makes it a less attractive investment for shareholders.

         Please join me in asking our Board of Directors to take appropriate action to assure that the Company will provide this information in a timely fashion.

         Please vote FOR the proposal.

SHAREHOLDER PROPOSALS

              Shareholders who intend to present a proposal for action at next year’s Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not later than June 25, 2012, together with a copy of the proposal, for such proposal to be included in our proxy statement relating to such meeting.  Shareholders who wish to present a proposal at next year’s Annual Meeting of Shareholders, but do not wish to have the proposal included in the proxy statement for the meeting, must give notice of the proposal to the Secretary of First Hartford no later than August 9, 2012 in order for the notice to be considered timely under Rule 14a-4(c) of the Exchange Act, which provides that the proxies may have discretionary authority to vote against such a proposal submitted after such date without making any disclosure in the 2012 proxy statement.

If the Company changes the date of its 2012 annual meeting to a date more than 30 days from the date of the 2011 Annual Meeting, then the deadline for submission of shareholder proposals will be changed to a reasonable time before the Company begins to print and send its proxy materials.  If the Company changes the date of its 2012 annual meeting in a manner that alters the deadline, the Company will so state under Part II, Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Annual Meeting.  However, in the event such other matters come before the Annual Meeting, the persons named on the white proxy card will have the discretion to vote on those matters using their best judgment.

Shareholders are urged to mark, sign and date the enclosed proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

By Order of the Board of Directors,
Neil H. Ellis
September 26, 2012	Chairman and President

A copy of the Annual Report to shareholders for the fiscal year ended April 30, 2011 accompanies this proxy statement.  The Annual Report is a combined report with the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended April 30, 2010 filed with the SEC.  The Company will provide copies of the exhibits to the Form 10-K upon receipt of a request addressed to the Corporate Secretary, First Hartford Corporation, P.O. Box 1270, 149 Colonial Road, Manchester, Connecticut 06045-1270 upon payment of a reasonable fee.